Exhibit 99.10

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D, including all amendments thereto, with respect to the ordinary share, par value $0.0001 per share, of Brooge Holdings Limited, and further agree that this Joint Filing Agreement shall be included as an exhibit to the first such joint filing and may, as required, be included as an exhibit to subsequent amendments thereto.

Each of the undersigned agrees and acknowledges that each party hereto is (i) individually eligible to use such Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Joint Filing Agreement may be executed by one or more parties hereto, and an executed copy of this Joint Filing Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

Dated: December 30, 2019

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

BPGIC HOLDINGS LIMITED

By:	/s/ Nicolaas L. Paardenkooper
Name:	Nicolaas L. Paardenkooper
Title:	Chief Executive Officer

[BPGIC Holdings Limited Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

BROOGE PETROLEUM AND GAS INVESTMENT COMPANY (BPGIC) PLC

By:	/s/ Nicolaas L. Paardenkooper
Name:	Nicolaas L. Paardenkooper
Title:	Chief Executive Officer

[Brooge Petroleum and Gas Investment Company (BPGIC) PLC Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Nicolaas L. Paardenkooper
Nicolaas L. Paardenkooper

[Brooge Petroleum and Gas Investment Company (BPGIC) PLC Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

SBD INTERNATIONAL LP

By: SD Holding Limited, its general partner

By:	/s/ Salman Dawood Salman Al-Ameri
Name:	Salman Dawood Salman Al-Ameri
Title:	Director

[SBD International LP Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

SD HOLDING LIMITED

By:	/s/ Salman Dawood Salman Al-Ameri
Name:	Salman Dawood Salman Al-Ameri
Title:	Director

[SD Holding Limited Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Salman Dawood Salman Al-Ameri
Salman Dawood Salman Al-Ameri

[Salman Dawood Salman Al-Ameri Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

HBS INVESTMENTS LIMITED

By:	O2 Investments Limited, its general partner

By:	/s/ Salman Dawood Salman Al-Ameri
Name:	Salman Dawood Salman Al-Ameri
Title:	Director

[HBS Investments Limited Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

O2 INVESTMENTS LIMITED

By:	/s/ Salman Dawood Salman Al-Ameri
Name:	Salman Dawood Salman Al-Ameri
Title:	Director

[O2 Investments Limited Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

H CAPITAL INTERNATIONAL LP

By:	Gyan Investments Limited, its general partner

By:	/s/ Hind Mohammed Muktar Ahmed
Name:	Hind Mohammed Muktar Ahmed
Title:	Director

[H Capital International LP Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

GYAN INVESTMENTS LIMITED

By:	/s/ Hind Mohammed Muktar Ahmed
Name:	Hind Mohammed Muktar Ahmed
Title:	Director

[Gyan Investments Limited Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Hind Mohammed Muktar Ahmed
Name: Hind Mohammed Muktar Ahmed

[Hind Mohammed Muktar Ahmed Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Mohammad Bin Khalifa Bin Zayed Al Nahyan
Name: Mohammad Bin Khalifa Bin Zayed Al Nahyan

[Mohammad Bin Khalifa Bin Zayed Al Nahyan Signature Page to Joint Filing Agreement]